UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2022

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2022, Jaguar Health, Inc., a Delaware corporation (the “Company”), entered into a license, commercialization and services agreement (the “Agreement”) with SynWorld Technologies Corporation, a corporation duly incorporated under the laws of Canada (“Licensee”), C&E Telecom, LTD, a company organized under the laws of the British Virgin Islands (“Licensee Guarantor”), and Tao Wang (“Parent”), pursuant to which (i) the Company (A) granted Licensee an exclusive license to commercialize a canine-specific pharmaceutical product utilizing crofelemer as its active drug substance, which product is marketed in the United States under the trademark Canalevia® and Canalevia-CA1 (“Product”), for the treatment, prevention or amelioration of diarrhea in dogs (the “Licensed Indication”) in the People’s Republic of China, excluding Hong Kong (the “Licensee Territory”), and (B) engaged Licensee as a service provider to prepare, submit and obtain regulatory approval of the Product for the Licensed Indication in the Licensee Territory on behalf of the Company (the “Services”) and (ii) Licensee committed to purchasing up to $5 million worth of unregistered shares of common stock of the Company (“Common Stock”) over the initial two-year term of the Agreement (the “Subscription Shares”). The purchase price for each Subscription Share will be the Minimum Price (as defined under Nasdaq Listing Rule 5635(d)) of the Common Stock at the time of issuance, provided in no event will the price per Subscription Share be less than $0.31, which was the Minimum Price as of the date of the Agreement (the “Floor Price”).

Pursuant to the Agreement, the Licensee will pay the Company a license fee equal to $5 million, which fee is payable in monthly installments during the initial two-year term of the Agreement. The Company is also entitled to receive 60% of any profits from sales of the Product in the Licensee Territory, which increases to 80% to the extent that the Company reimburses Licensee for all fees and expenses in an amount up to, but not exceeding, $2 million in the aggregate incurred by or on behalf of Licensee with respect to the performance of the Services during the initial two-year term of the Agreement.

As consideration for the Services to be provided by Licensee under the Agreement, the Company will pay Licensee a service fee of up to $5 million, payable in monthly installments in the form of unregistered shares of Common Stock over the initial two-year term of the Agreement (the “Service Shares”). The price per Service Share will be equal to the Minimum Price of the Common Stock at the time of such issuance, provided in no event will the price per Service Share be less than the Floor Price.

Under no circumstances will the number of shares of Common Stock issued by the Company under the Agreement (i) exceed 19.99% of the total shares outstanding of the Company as of the date of the Agreement or (ii) result in the total number of shares of Common Stock held by Licensee and its affiliates exceeding 19.99% of total shares outstanding of the Company at any given time, in each case unless stockholder approval is obtained.

The Agreement includes customary representations and warranties, covenants, indemnification obligations and termination provisions for a transaction of this nature. In connection with the Agreement, C&E Telecom, LTD., an affiliate company of Licensee, is providing a guaranty of the performance of all of Licensee’s financial obligations under the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 with respect to the Company’s issuance of the Service Shares and the Subscription Shares is hereby incorporated by reference into this Item 3.02 in its entirety. The issuance of the Service Shares and the Subscription Shares is exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On June 29, 2022, the Company issued a press release announcing its entry into the Agreement, a copy of which is furnished as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
10.1	License and Services Agreement, dated June 29 2022, by and among Jaguar Health, Inc., SynWorld Technologies Corporation, C&E Telecom, LTD and Tao Wang.

99.1	Press Release, dated June 29, 2022.

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: June 29, 2022